UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2008

VeraSun Energy Corporation

(Exact name of registrant as specified in its charter)

South Dakota	001-32913	20-3430241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 N. Minnesota Ave.

Sioux Falls, South Dakota 57104

(Address of principal executive offices) (Zip Code)

(605) 978-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure under Item 2.03 of this report is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 31, 2008, VeraSun Energy Corporation, a South Dakota corporation (the “Company”), and 24 of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief (collectively, the “Bankruptcy Filing”) under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors’ chapter 11 cases (the “Cases”) are being jointly administered by the Bankruptcy Court as Case No. 08-12606 (BLS).

In addition to the Company, the Debtors comprise ASA Albion, LLC, ASA Bloomingburg, LLC, ASA Linden, LLC, and ASA OpCo Holdings, LLC, each a Delaware limited liability company; US Bio Marion, LLC, a South Dakota limited liability company; VeraSun Janesville, LLC, a Minnesota limited liability company; US BioEnergy Corporation, a South Dakota corporation; VeraSun Albert City, LLC, an Iowa limited liability company, VeraSun Central City, LLC and VeraSun Ord, LLC, each a Nebraska limited liability company, VeraSun Dyersville, LLC, a Delaware limited liability company, VeraSun Hankinson, LLC, a North Dakota limited liability company, and VeraSun Woodbury, LLC, a Michigan limited liability company (the “AgStar Debtors”); and VeraSun Aurora Corporation, a South Dakota corporation, and VeraSun Charles City, LLC, VeraSun Fort Dodge, LLC, VeraSun Hartley, LLC, VeraSun Marketing, LLC, VeraSun Welcome, LLC, VeraSun Granite City, LLC, VeraSun Reynolds, LLC, VeraSun Biodiesel, LLC, VeraSun Litchfield, LLC and VeraSun Tilton, LLC, each a Delaware limited liability company (the “Other VSE Debtors”).

On November 3, 2008, the Company and each of the Other VSE Debtors (collectively, the “VSE Obligors”) executed a commitment letter (the “Bondholder Commitment Letter”) pursuant to which certain holders (“VSE Lenders”) of the Company’s 9 7/ 8% Senior Secured Notes due 2012 (the “Senior Secured Notes”) have agreed to provide debtor-in-possession financing to the VSE Obligors, as borrowers, to be guaranteed by each of the other VSE Obligors. On November 3, 2008, the Bankruptcy Court entered an interim order (the “Interim Order”) approving the debtor-in-possession financing pursuant to a term sheet (the “VSE Term Sheet”) under the Bondholder Commitment Letter. The VSE Term Sheet provides for debtor-in-possession financing composed of triple-draw term loans (the “VSE Loans”) in an aggregate principal amount of not less than $160,650,000 and up to $190,000,000, subject to the fulfillment by the VSE Obligors of specified conditions precedent. Pursuant to the terms of the VSE Term Sheet, the VSE Lenders made available an initial $15,000,000 of the VSE Loans to the Company on an interim basis on November 3, 2008 (the “Interim Facility”). Trilogy Portfolio Company, LLC, Trilogy Special Situations Master Fund, Ltd., Mariner LDC, AIG Global Investment Corp, AIG SunAmerica Asset Management Corp., Wayzata Opportunities Fund II, L.P. and Wayzata Opportunities Fund Offshore II, L.P. comprise the VSE Lenders.

The VSE Loans require regular cash interest payments at a rate of 16.5% per annum. Fees payable by the Company to the VSE Lenders will be incurred upon each VSE Loan funding date in the amount of 2.00% multiplied by the principal amount of the VSE Loans made on such funding date. In addition, upon repayment at maturity the Company is obligated to pay a fee equal to 2.00% the principal amount of the VSE Loans, which fee increases to 5.00% if the VSE Loans are repaid by the Company prior to the maturity date, in each case as set forth in the Term Sheet.

The VSE Loans mature on the earliest to occur of (i) November 3, 2009, (ii) 32 days after the entry by the Bankruptcy Court of the Interim Order approving the VSE Loans if the final order approving the VSE Loans has not been entered before the expiration of these 32 days, (iii) the confirmation by the Bankruptcy Court of a plan of reorganization of the VSE Obligors in the Cases and (iv) the acceleration of the VSE Loans or the termination of the VSE Lenders’ commitments in accordance with the final loan documentation.

The commitment of the VSE Lenders to provide VSE Loans is subject to a number of conditions, including completion of final loan documentation satisfactory in form and substance to the VSE Lenders and the administrative agent for the VSE Lenders, and final approval by the Bankruptcy Court. Failure of the Company to execute and deliver satisfactory final loan documentation on or prior to November 17, 2008 will constitute an event of default and will result in the VSE Loans becoming immediately due and payable. Subject to the conditions set forth therein, the VSE Term Sheet provides for $10,000,000 of the VSE Loans (in addition to the $15,000,000 available under the Interim Facility) to be made available by the VSE Lenders upon the execution and delivery of such final loan documentation, and the remaining VSE Loans to be made available by the VSE Lenders upon receipt of final approval by the Bankruptcy Court. There can be no assurance that the Company will be able to obtain financing (other than under the Interim Facility) or retain the financing under the Interim Facility on the terms proposed in the Bondholder Commitment Letter (including the VSE Term Sheet) or at all.

The VSE Loans may be used for working capital and general corporate purposes of the VSE Obligors and for bankruptcy-related costs and expenses (subject to certain limitations) of the VSE Obligors, in each case subject to a budget acceptable to the VSE Lenders. In addition, from and after final approval by the Bankruptcy Court, not less than $84,150,000 of the VSE Loans will be used to discharge $84,150,000 aggregate principal amount of Senior Secured Notes held by the VSE Lenders.

Subject to a $1 million professional fee carve-out, the VSE Loans will be secured by a first priority, priming security interest on the property, plant and equipment of the VSE Obligors and a junior security interest on the accounts receivable and inventory of the VSE Obligors (junior to the security interests of the lenders under the Company’s $125 million revolving credit facility with UBS Securities LLC, UBS AG, Stamford Branch, and UBS Loan Finance LLC).

The VSE Loans will be subject to provisions regarding mandatory prepayments upon certain events, affirmative and negative covenants, financial covenants and budgeting requirements to be determined, events of default, and other customary terms and conditions.

The foregoing description of the Bondholder Commitment Letter, including the VSE Term Sheet, does not purport to be complete and is qualified in its entirety by reference to the Bondholder Commitment Letter, a copy of which is attached as Exhibit 10.7 to this report.

On November 3, 2008, each of the AgStar Debtors, together with the Company, executed a term sheet (each an “AgStar Term Sheet”) with AgStar Financial Services, PCA (“AgStar”), which is one of the lenders under the AgStar Debtors’ respective separate prepetition credit facilities entered into in each case with a group of lenders, including AgStar, for each of which facilities AgStar is the administrative agent.

On November 3, 2008, the Bankruptcy Court entered several interim orders (the “AgStar Interim Orders”) approving the respective AgStar Term Sheets. Each of the AgStar Term Sheets has substantially the same terms as the other AgStar Term Sheets and provides for a revolving debtor-in-possession credit facility (each, an “AgStar Facility”) consisting of an interim facility and an aggregate postpetition facility in the principal amounts shown in Chart 1 below, subject to the fulfillment by the applicable AgStar Debtor of specified conditions precedent. Pursuant to the terms of the AgStar Term Sheets and the AgStar Interim Orders, each of the AgStar Debtors borrowed the amount of its respective interim facility as shown in Chart 1 below on November 3, 2008:

Chart 1:

Aggregate amount of the interim facility and a postpetition facility for each AgStar Debtor

	Aggregate amount of the applicable interim facility	Aggregate amount of the applicable postpetition facility
VeraSun Albert City, LLC	$3,000,000	$5,000,000
VeraSun Central City, LLC	$3,000,000	$5,000,000
VeraSun Ord, LLC	$1,500,000	$2,500,000
VeraSun Dyersville, LLC	$3,000,000	$5,000,000
VeraSun Hankinson, LLC	$3,000,000	$5,000,000
VeraSun Woodbury, LLC	$1,500,000	$2,500,000

The interest rate on borrowings under each AgStar Facility, as specified in each of the AgStar Term Sheets, is the LIBOR Rate plus 7.0% per annum, which may be increased to the lesser of the maximum nonusurious interest rate and a default rate of 2.0% in addition to the LIBOR Rate plus 7.0% per annum.

The AgStar Debtors paid fees to the lenders under the AgStar Facilities on November 3, 2008 in the amount of 1.5% of the aggregate committed amount of the postpetition facilities.

Under the terms of the applicable AgStar Term Sheet, the maturity date of the (i) interim facility occurs on the earlier of the entry of the final order of the Bankruptcy Court approving the final loan documentation (the “AgStar Final Order”) or December 10, 2008 and (ii) postpetition facility occurs on November 3, 2009 or on such earlier date as provided in the AgStar Interim Order, the AgStar Final Order or the final loan documents.

Financing under each AgStar Term Sheet is subject to a number of conditions, including final loan documentation and receipt of the AgStar Final Order, each in a form acceptable to AgStar. Failure of the AgStar Debtors to receive the AgStar Final Order by December 10, 2008 will constitute an event of default and will result in the AgStar Loans becoming immediately due and payable. There can be no assurance that the AgStar Debtors will be able to obtain postpetition facility financing, or retain the interim facility financing, on the terms provided in the AgStar Term Sheets or at all.

Each AgStar Facility is guaranteed by U.S. BioEnergy Corporation. Advances under each AgStar Facility are subject to a borrowing base based on eligible accounts receivable and eligible inventory of the applicable AgStar Debtor. Each AgStar Facility may be used for working capital needs of the applicable AgStar Debtor, in each case subject to a budget.

Each AgStar Facility will be secured by a lien on all of the assets of the applicable AgStar Debtor. The AgStar Facilities will be subject to provisions regarding affirmative and negative covenants, events of default, and other customary terms and conditions.

The foregoing description of the AgStar Term Sheets does not purport to be complete and is qualified in its entirety by reference the AgStar Term Sheets, copies of which are attached as Exhibits 10.1 through 10.6 to this report.

Additional information regarding the Bankruptcy Filing, including access to court documents and other general information about the Debtors’ chapter 11 cases, is available through the Company’s web site at http://www.verasun.com by following the link to “REORGANIZATION INFORMATION” or at http://www.kccllc.net/verasun. Information contained on, or that can be accessed through, such web sites is not part of this report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2008, Jay D. Debertin resigned from the Board of Directors of the Company, effective as of such date.

Item 8.01	Other Events.

On November 6, 2008, the Bankruptcy Court entered an interim order (the “Interim Order”) granting the motion of the Debtors to (a) require beneficial owners of substantial amounts of the Company’s common stock to provide notice of their holdings and restrict, in specified circumstances and subject to specified terms and conditions, acquisitions or dispositions of the Company’s common stock by Substantial Shareholders (as defined below) (the “Common Stock Notice and Transfer Requirements”) and (b) require, in specified circumstances and subject to specified terms and conditions, substantial holders of claims against the Debtors to sell down an amount of claims necessary to permit the Debtors to preserve the availability of the benefit of their accrued net operating losses and other tax attributes under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and implement the Debtors’ plan of reorganization (the “Claims Sell-Down Requirements”). The Bankruptcy Court also scheduled a hearing to consider approval of the final order to be held on December 2, 2008.

Under the Common Stock Notice and Transfer Requirements, all “Substantial Shareholders” must provide the Debtors, the Debtors’ counsel and the Bankruptcy Court advance notice of their intent to buy or sell common stock (including options to acquire common stock, as further specified in the Interim Order) prior to effectuating any such purchase or sale. A “Substantial Shareholder” under the Interim Order is a person or entity that beneficially owns or, as a result of a transaction, would beneficially own, at least 7,464,414 shares (including options to acquire shares, as further specified in the Interim Order) of the Company’s common stock, representing approximately 4.75% of all issued and outstanding shares of the Company’s common stock. The Common Stock Notice and Transfer Requirements were requested by the Debtors to identify and, where necessary, restrict potential trades of the Company’s common stock that could negatively impact the Debtors’ ability to preserve maximum availability of their accrued net operating losses and other tax attributes under Section 382 of the Code. Pursuant to the Interim Order, the Debtors have 30 calendar days after notification of a transfer by a Substantial Shareholder to file any objections with the Bankruptcy Court and serve notice on such Substantial Shareholder. If the Debtors file any objections, the transfer would not become effective unless approved by a final and non-appealable order of the Bankruptcy Court. In addition, a person or entity that is or becomes a Substantial Shareholder must file with the Bankruptcy Court, and provide the Debtors and their counsel with, notification of such status on or before the later of (a) 20 days after the effective date of the notice of entry of the Interim Order or (b) ten days after becoming a Substantial Shareholder.

Under the Claims Sell-Down Requirements, any holder of claims against the Debtors that would entitle such holder to more than 4.75% of the common stock and any other securities of the reorganized Debtors under a confirmed plan of reorganization utilizing the tax benefits under Section 382 of the Code may be required to sell those claims to the extent necessary to the implementation of that plan of reorganization.

The foregoing description of the Interim Order does not purport to be complete and is qualified in its entirety by reference to the Interim Order, a copy of which is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Additional information regarding the Bankruptcy Filing, including access to court documents and other general information about the Debtors’ chapter 11 cases, is available through the Company’s web site at http://www.verasun.com by following the link to “REORGANIZATION INFORMATION” or at http://www.kccllc.net/verasun. Information contained on, or that can be accessed through, such web sites is not part of this report.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Debtor in Possession Financing Term Sheet, dated November 3, 2008, by and between AgStar Financial Services, PCA, VeraSun Hankinson, LLC, as debtor in possession, and US BioEnergy Corporation, as guarantor

10.2	Debtor in Possession Financing Term Sheet, dated November 3, 2008, by and between AgStar Financial Services, PCA, VeraSun Ord, LLC, as debtor in possession, and US BioEnergy Corporation, as guarantor

10.3	Debtor in Possession Financing Term Sheet, dated November 3, 2008, by and between AgStar Financial Services, PCA, VeraSun Woodbury, LLC, as debtor in possession, and US BioEnergy Corporation, as guarantor

10.4	Debtor in Possession Financing Term Sheet, dated November 3, 2008, by and between AgStar Financial Services, PCA, VeraSun Central City, LLC, as debtor in possession, and US BioEnergy Corporation, as guarantor

10.5	Debtor in Possession Financing Term Sheet, dated November 3, 2008, by and between AgStar Financial Services, PCA, VeraSun Albert City, LLC, as debtor in possession, and US BioEnergy Corporation, as guarantor

10.6	Debtor in Possession Financing Term Sheet, dated November 3, 2008, by and between AgStar Financial Services, PCA, VeraSun Dyersville, LLC, as debtor in possession, and US BioEnergy Corporation, as guarantor

10.7	DIP Facility Commitment Letter, dated November 3, 2008, by and among VeraSun Energy Corporation, as borrower, VeraSun Granite City, LLC, VeraSun Reynolds, LLC, VeraSun Biodiesel, LLC, VeraSun Litchfield, LLC, VeraSun Tilton, LLC, VeraSun Aurora Corporation, VeraSun Charles City, LLC, VeraSun Marketing, LLC, VeraSun Welcome, LLC, VeraSun Fort Dodge, LLC and VeraSun Hartley, LLC, as guarantors, and Trilogy Portfolio Company, LLC, Trilogy Special Situations Master Fund, Ltd., Mariner LDC, AIG Global Investment Corp., AIG SunAmerica Asset Management Corp., Wayzata Opportunities Fund II, L.P., Wayzata Opportunities Offshore Fund II, L.P., as lenders

99.1	Interim Order entered by the United States Bankruptcy Court for the District of Delaware on November 6, 2008

* * * * *

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In particular, statements by the Company regarding future events and developments and the future performance of the Company and its subsidiaries (“VeraSun”), including statements regarding proceedings relating to the Debtors’ petitions for relief under chapter 11 of Title 11 of the United States Code and VeraSun’s operations and funding during the chapter 11 process, as well as other statements of management’s expectations, anticipations, beliefs, plans, intentions, targets, estimates, or projections and similar expressions relating to the future, are forward-looking statements within the meaning of these laws. Forward-looking statements in some cases can be identified by their being preceded by, followed by or containing words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” and other similar expressions. Forward-looking statements are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of VeraSun’s future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements. Except as required by law, the Company undertakes no obligation to update any forward-looking statements.

Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements include the following: the ability of VeraSun to continue as a going concern; the ability of the Debtors to obtain additional debtor-in-possession financing on an interim or final basis and to operate pursuant to the terms of any debtor-in-possession financing; the Debtors’ ability to obtain court approval with respect to motions in the chapter 11 proceeding prosecuted by them from time to time, including approval of motions relating to the priority of the lender’s security interest under any debtor-in-possession financing; the ability of the Debtors to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Debtors to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of VeraSun to obtain and maintain normal terms with vendors and service providers; VeraSun’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the chapter 11 cases on VeraSun’s liquidity or results of operations; the ability of VeraSun to fund and execute its business plan; the ability of VeraSun to attract, motivate and/or retain key executives and employees; the ability of VeraSun to attract and retain customers; the volatility and uncertainty of corn, natural gas, ethanol, unleaded gasoline and other commodities prices; VeraSun’s ability to generate sufficient liquidity to fund its operations and capital expenditures; the results of VeraSun’s hedging transactions and other risk mitigation strategies; risk of potential goodwill and other intangible impairment; operational disruptions at VeraSun’s facilities; the effects of vigorous competition and excess capacity in the industries in which VeraSun operates; the costs and business risks associated with developing new products and entering new markets; the development of infrastructure related to the sale and distribution of ethanol; the effects of other mergers and consolidations in the biofuels industry and unexpected announcements or developments from others in the biofuels industry; the uncertainties related to the Company’s acquisitions of US BioEnergy Corporation, ASA OpCo Holdings, LLC and other businesses, including the Company’s ability to achieve the expected benefits from these acquisitions; the impact of any new, emerging and competing technologies on VeraSun’s business; the possibility of one or more of the markets in which VeraSun competes being impacted by political, legal and regulatory changes or other external factors over which VeraSun has no control; changes in or elimination of governmental laws, credits, tariffs, trade or other controls or enforcement practices; the impact of any potential Renewable Fuel Standards waiver; VeraSun’s ability to comply with various environmental, health, and safety laws and regulations; the success of VeraSun’s marketing and sales efforts; VeraSun’s reliance on key management personnel; VeraSun’s ability to secure additional financing; the Company’s ability to implement additional financial and management controls, reporting systems and procedures and continue to comply with Section 404 of the Sarbanes-Oxley Act of 2002, as amended; and the risk factors described in the Company’s filings with the Securities and Exchange Commission, including the prospectus supplement filed on September 16, 2008. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of VeraSun’s various pre-petition liabilities and the Company’s common stock. No assurance can be given as to what values, if any, will be ascribed in the chapter 11 proceeding to each of these constituencies. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASUN ENERGY CORPORATION

Date: November 7, 2008	By:	/s/ Bryan D. Meier
Bryan D. Meier
Vice President, Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Debtor in Possession Financing Term Sheet, dated November 3, 2008, by and between AgStar Financial Services, PCA, VeraSun Hankinson, LLC, as debtor in possession, and US BioEnergy Corporation, as guarantor

10.2	Debtor in Possession Financing Term Sheet, dated November 3, 2008, by and between AgStar Financial Services, PCA, VeraSun Ord, LLC, as debtor in possession, and US BioEnergy Corporation, as guarantor

10.3	Debtor in Possession Financing Term Sheet, dated November 3, 2008, by and between AgStar Financial Services, PCA, VeraSun Woodbury, LLC, as debtor in possession, and US BioEnergy Corporation, as guarantor

10.4	Debtor in Possession Financing Term Sheet, dated November 3, 2008, by and between AgStar Financial Services, PCA, VeraSun Central City, LLC, as debtor in possession, and US BioEnergy Corporation, as guarantor

10.5	Debtor in Possession Financing Term Sheet, dated November 3, 2008, by and between AgStar Financial Services, PCA, VeraSun Albert City, LLC, as debtor in possession, and US BioEnergy Corporation, as guarantor

10.6	Debtor in Possession Financing Term Sheet, dated November 3, 2008, by and between AgStar Financial Services, PCA, VeraSun Dyersville, LLC, as debtor in possession, and US BioEnergy Corporation, as guarantor

10.7	DIP Facility Commitment Letter, dated November 3, 2008, by and among VeraSun Energy Corporation, as borrower, VeraSun Granite City, LLC, VeraSun Reynolds, LLC, VeraSun Biodiesel, LLC, VeraSun Litchfield, LLC, VeraSun Tilton, LLC, VeraSun Aurora Corporation, VeraSun Charles City, LLC, VeraSun Marketing, LLC, VeraSun Welcome, LLC, VeraSun Fort Dodge, LLC and VeraSun Hartley, LLC, as guarantors, and Trilogy Portfolio Company, LLC, Trilogy Special Situations Master Fund, Ltd., Mariner LDC, AIG Global Investment Corp., AIG SunAmerica Asset Management Corp., Wayzata Opportunities Fund II, L.P., Wayzata Opportunities Offshore Fund II, L.P., as lenders

99.1	Interim Order entered by the United States Bankruptcy Court for the District of Delaware on November 6, 2008